Exhibit 99.1

Affiliates of KSL Capital Partners and Henry Crown and Company Complete Transactions to Combine Three Major Resort Companies

Bryan Traficanti named Interim Chief Executive Officer

David Perry named President and Chief Operating Officer

Denver, Colorado, July 31, 2017 –The new joint venture formed by affiliates of KSL Capital Partners, LLC (“KSL”) and Henry Crown and Company (“HCC”) today announced the completion of their previously announced acquisition of  Intrawest Resorts Holdings, Inc. (NYSE: SNOW) (“Intrawest”) and Mammoth Resorts.

Through these transactions, Squaw Valley Ski Holdings (“SVSH”), previously owned by affiliates of KSL, Intrawest and Mammoth Resorts are now combined as one company.  This new entity boasts 12 four-season mountain resorts with approximately six million skier visits, 20,000 skiable acres and significant land available for real estate development, as well as Canadian Mountain Holidays, the world’s leading heli-ski operator, plus comprehensive aviation and real estate businesses.  Its mountain resorts are geographically diversified across most of North America’s major ski regions: Squaw Valley, Alpine Meadows, Mammoth Mountain Ski Area, Snow Summit, Bear Mountain and June Mountain in California; Steamboat Ski & Resort and Winter Park Resort in Colorado; Blue Mountain Ski Resort in Ontario; Mont Tremblant Resort in Quebec; Stratton Mountain Resort in Vermont; and Snowshoe Mountain Resort in West Virginia.

The companies also announced leadership changes effective upon the close of the transaction.  KSL’s Bryan Traficanti became interim Chief Executive Officer, while a comprehensive search for a new chief executive officer is completed.  Executive search firm Spencer Stuart has been retained to assist with the selection of a new Chief Executive Officer. Effective as of closing, Thomas Marano, Intrawest’s Chief Executive Officer, resigned his position; Rusty Gregory, Mammoth Resort’s Chairman and Chief Executive Officer, is an investor in the new company and will serve on the Board, and become Senior Strategic Advisor to the new company; and Andy Wirth, President and Chief Executive Officer of SVSH, will become President and Chief Operating Officer of SVSH.

“This transaction marks a significant milestone for our company, our guests, and our communities, and we are excited about the opportunities that lie ahead as a result of combining Intrawest, Squaw Valley Ski Holdings, and Mammoth Resorts,” said Mr. Traficanti.  “We believe that each resort brings something different to the company, and our goal is to preserve the unique character and culture of each while also building something greater.  Supported by affiliates of KSL and HCC, this new organization is well positioned not only for continued growth, but also to bring more value to our guests, more opportunities for our employees, and more investment into our local communities.”

Additionally, David Perry, previously Vice President and Chief Operating Officer of Aspen Skiing Company, L.L.C, also an affiliate of HCC, was named the newly integrated company’s President and Chief Operating Officer. Mr. Perry has spent more than four decades in the ski industry, including previous roles with Intrawest, Whistler/Blackcomb, and Canadian Mountain Holidays prior to being Chief Executive Officer of Colorado Ski Country USA and then Vice President and Chief Operating Officer at Aspen Skiing Company.  Intrawest’s Sky Foulkes, previously holding the joint position of President of Winter Park Resort and Chief Operating Officer of Intrawest, transitioned to focusing full time on Winter Park Resort as its President and Chief Operating Officer.

Additional Leadership Announcements

The company is pleased to announce the following slate of resort leaders:

-	Andy Wirth, President and Chief Operating Officer, Squaw Valley Ski Holdings

-	Mark Brownlie, President and Chief Operating Officer, Mammoth Resorts (newly appointed)

-	Wade Reeser, General Manager, Big Bear Resort (reporting to Mark Brownlie)

-	Rob Perlman, President and Chief Operating Officer, Steamboat Ski & Resort

-	Sky Foulkes, President and Chief Operating Officer, Winter Park Resort

-	Patrice Malo, President and Chief Operating Officer, Mont Tremblant Resort

-	Dan Skelton, President and Chief Operating Officer, Blue Mountain Ski Resort

-	Bill Nupp, President and Chief Operating Officer, Stratton Mountain Resort

-	Frank DeBerry, President and Chief Operating Officer, Snowshoe Mountain Resort

-	Jeremy Levitt, President and Chief Operating Officer, Canadian Mountain Holidays

-	Jeff Denomme, President, Alpine Aerotech

Season Passes

For the full 2017-18 winter season, the new company will continue to honor the existing pass products that are currently on sale, including the Rocky Mountain Super Pass +, the M.A.X. Pass, and the Mountain Collective. The new company expects to launch a new name and brand prior to the 2017/2018 ski season.

About the Transactions

Under the terms of the previously announced Intrawest merger agreement, Intrawest stockholders will receive $23.75 in cash for each share of Intrawest common stock, representing a total valuation of approximately $1.5 billion. As a result of the closing of this acquisition, Intrawest will cease trading on the New York Stock Exchange.  Under a separate previously announced purchase agreement, Mammoth Resorts is also being purchased by the new KSL and HCC joint venture effective today.  Additionally, SVSH is being rolled into the new venture.  The terms of both Mammoth Resorts and SVSH transactions have not been disclosed.

About Squaw Valley Ski Holdings

Squaw Valley Ski Holdings (“SVSH”), an affiliate of KSL, is the parent company of Squaw Valley and Alpine Meadows.  Squaw Valley and Alpine Meadows are internationally renowned mountain resorts in North Lake Tahoe that spans over 6,000 skiable acres and receive an annual average of 450 inches of snowfall and 300 sunny days. The resorts feature slopeside lodging at The Village at Squaw Valley®, which bustles year round with nonstop events and over 50 bars, restaurants and boutiques.  For more information visit www.squawalpine.com.

About Mammoth Resorts

Mammoth Resorts, the leading four-season mountain resort operator in California, is now part of the new organization.  At closing, Mammoth Resorts owns and operates a variety of recreation, hospitality, real estate development, food and beverage and retail enterprises. This includes Mammoth Mountain Ski Area, Snow Summit, Bear Mountain, and June Mountain. Mammoth Resorts is also the owner-operator of Tamarack Lodge and Resort, Mammoth Mountain Inn, Juniper Springs Resort, the Village Lodge, Mammoth Mountain Bike Park, Snow Summit Bike Park, Mammoth Snowmobile Adventures, Sierra Star Golf Course, and Bear Mountain Golf Course. For more information visit www.mammothresorts.com.

About Intrawest Resorts Holdings, Inc.

Intrawest is a North American mountain resort and adventure company, delivering distinctive vacation and travel experiences to its customers for over three decades. At closing, Intrawest owns and/or operates 6 four-season mountain resorts – Steamboat Ski & Resort, Winter Park Resort, Mont Tremblant Resort, Blue Mountain Ski Resort, Stratton Mountain Resort, and Snowshoe Mountain Resort - with approximately 8,000 skiable acres and over 1,100 acres of land available for real estate development. Intrawest’s mountain resorts are geographically diversified across most of North America’s major ski regions, including the Eastern United States, the Rocky Mountains, and Canada. The Company also operates an adventure travel business, the cornerstone of which is Canadian Mountain Holidays, a leading heli-skiing adventure company in North America. Additionally, the Company operates a comprehensive real estate business through which it manages condominium hotel properties and sells and markets residential real estate. Prior to closing, Intrawest Resorts Holdings, Inc. common stock was traded on the New York Stock Exchange (NYSE: SNOW). For more information, visit www.intrawest.com.

About KSL Capital Partners, LLC

KSL Capital Partners, LLC is a private equity firm specializing in travel and leisure enterprises in five primary sectors: hospitality, recreation, clubs, real estate, and travel services. KSL has offices in Denver, Colorado; Stamford, Connecticut; and London. Since 2005, KSL has raised approximately $7.5 billion in equity capital commitments. KSL’s current portfolio includes some of the premier properties in travel and leisure. For more information, please visit www.kslcapital.com.

About Henry Crown and Company

Henry Crown and Company, through a newly formed affiliate, is a minority investor in the new joint venture.  Henry Crown and Company dates back to the early 1900’s when Henry Crown and his brothers started Material Service Corporation, which was later merged into General Dynamics.  Today, the Crown’s family assets fall into four broadly defined categories, including publicly traded securities, real estate, investment funds, and privately held operating companies, including Aspen Skiing Company, L.L.C.  Aspen Skiing Company owns and operates the four mountains of Aspen Snowmass – Snowmass, Aspen Mountain, Aspen Highlands, and Buttermilk – as well hospitality properties The Little Nell, Residences at The Little Nell, Limelight Aspen, and Limelight Ketchum in Ketchum, Idaho. In addition, Aspen Skiing Company owns and operates numerous retail and rental locations through the resort and the Roaring Fork Valley. For more information, visit www.aspensnowmass.com.  Aspen Skiing Company’s resorts and hospitality properties will remain separate from the new entity.